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                              STATEMENT OF BUSINESS

                                  MAY 20, 2004

                         RESOLUTIONS--BY-LAW AMENDMENTS


DELAWARE GROUP ADVISER FUNDS; DELAWARE GROUP CASH RESERVE; DELAWARE GROUP EQUITY FUNDS I; DELAWARE GROUP EQUITY FUNDS II; DELAWARE GROUP EQUITY FUNDS III; DELAWARE GROUP EQUITY FUNDS IV; DELAWARE GROUP EQUITY FUNDS V; DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS; DELAWARE GROUP GOVERNMENT FUND; DELAWARE GROUP INCOME FUNDS; DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS; DELAWARE GROUP STATE TAX-FREE INCOME TRUST; DELAWARE GROUP TAX FREE FUND; DELAWARE GROUP TAX FREE MONEY FUND; DELAWARE POOLED TRUST; DELAWARE VIP TRUST; VOYAGEUR INSURED FUNDS; VOYAGEUR INTERMEDIATE TAX FREE FUNDS; VOYAGEUR MUTUAL FUNDS; VOYAGEUR MUTUAL FUNDS II; VOYAGEUR MUTUAL FUNDS III; AND VOYAGEUR TAX FREE FUNDS (EACH, A "TRUST")


         WHEREAS, Management has recommended that the By-Laws of the Trust be amended to delete the reference to the chairperson as a member ex officio of all standing committees; and

         WHEREAS, Section 1 of Article X of the By-Laws of the Trust provides that the By-Laws of the Trust may be amended by a majority of the Board of Trustees.

         NOW, THEREFORE, IT IS

         RESOLVED, that the amendments to the By-Laws of the Trust, substantially in the form presented to the Board of Trustees at this meeting as Exhibit A hereto, be, and hereby is, approved; and it is further

         RESOLVED, that the officers of the Trust are, and each of them hereby is, authorized and directed to take all such actions as they deem necessary or appropriate, with the advice of counsel, to effectuate the foregoing resolution.





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                                                                       EXHIBIT A

                          AMENDMENT OF THE BY-LAWS OF:

DELAWARE GROUP ADVISER FUNDS; DELAWARE GROUP CASH RESERVE; DELAWARE GROUP EQUITY FUNDS I; DELAWARE GROUP EQUITY FUNDS II; DELAWARE GROUP EQUITY FUNDS III; DELAWARE GROUP EQUITY FUNDS IV; DELAWARE GROUP EQUITY FUNDS V; DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS; DELAWARE GROUP GOVERNMENT FUND; DELAWARE GROUP INCOME FUNDS; DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS; DELAWARE GROUP STATE TAX-FREE INCOME TRUST; DELAWARE GROUP TAX FREE FUND; DELAWARE GROUP TAX FREE MONEY FUND; DELAWARE POOLED TRUST; DELAWARE VIP TRUST; VOYAGEUR INSURED FUNDS; VOYAGEUR INTERMEDIATE TAX FREE FUNDS; VOYAGEUR MUTUAL FUNDS; VOYAGEUR MUTUAL FUNDS II; VOYAGEUR MUTUAL FUNDS III; AND VOYAGEUR TAX FREE FUNDS (EACH, A "TRUST")

                          EFFECTIVE AS OF: MAY 20, 2004

The By-Laws of the Trust are hereby amended effective May 20, 2004, as follows:

SECTION 6 OF ARTICLE V IS HEREBY AMENDED BY REPLACING SUCH SECTION IN ITS ENTIRETY WITH THE FOLLOWING:

Section 6. CHAIRPERSON OF THE BOARD. The chairperson of the board shall, if present, preside at meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to the chairperson by the Board of Trustees or prescribed by the By-Laws. In the absence, resignation, disability or death of the president, the chairperson shall exercise all the powers and perform all the duties of the president until his or her return, or until such disability shall be removed or until a new president shall have been elected.